                                                                    EXHIBIT 99.2

                              CONSENT TO BE NAMED

     Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), I, Arnold B. Pollard, do hereby consent to be named in the Registration Statement on Form S-1 of Delta Financial Corporation as a proposed Director of Delta Financial Corporation.


Dated: October 25, 1996

By:  /s/ ARNOLD B. POLLARD
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